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                                                                   EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated April 13, 2001 (except for Note 11, as to which the date is September 24, 2001) accompanying the financial statements of Vsource, Inc. as of and for the year ended January 31, 2001 contained in the Form S-4 Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Form S-4 Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

                                          /S/  GRANT THORNTON LLP

Los Angeles, California
July 11, 2003